Exhibit 2
CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2013, by and among Sector Performance Fund, LP, a Delaware limited partnership (“SPF”), SPF Earthbound LP, a Delaware limited partnership (“SPF Earthbound”), SPF SBS LP, a Delaware limited partnership (“SPF SBS”), EB SPF LLC, a Delaware limited liability company (“EB SPF”), EB SAV Inc., a Delaware corporation (“EB SAV”), HM UniTek Coinvest, LP, a Delaware limited partnership (“UniTek Coinvest”), Sector Performance LLC, a Texas limited liability company (“SP LLC”), MSG Coinvest LP, a Delaware limited partnership (“MSG Coinvest”), MSG Coinvest GP LLC, a Delaware limited liability company (“MSG Coinvest GP”), Advanced Interposed LP, a Delaware limited partnership (“Advanced Interposed”), MSG Interposed LP, a Delaware limited partnership (“MSG Interposed”), Earthbound Interposed LP, a Delaware limited partnership (“Earthbound Interposed”) and UniTek Interposed LP, a Delaware limited partnership (“UniTek Interposed,” and together with Advanced Interposed, MSG Interposed and Earthbound Interposed, the “Interposed Entities”).

RECITALS

WHEREAS, SPF owns (A) 62,850,061 Class A Common Units (the “SPF Advanced Units”) of HM Advanced Holdings, LLC (“Advanced”), representing all of SPF’s membership interests in Advanced; (B) 68,067,673 Class A Units (the “SPF MSG Units”) of MSG Holding, LLC (“MSG”), representing all of SPF’s membership interests in MSG; and (C) 4,028,839 shares of the common stock (the “SPF UniTek Shares”) of UniTek Global Services, Inc. (“UniTek”) representing all of SPF’s equity interests in UniTek;

WHEREAS, SPF also has rights under (A) that certain Senior Subordinated Credit Agreement, dated as of December 19, 2007, by and among Advanced H2O LLC (as successor to HM Advanced Financing, LLC), Advanced Intermediate Holdings, LLC, the lenders thereto, and SPF as administrative agent (as amended from time to time, the “Advanced Subordinated Credit Agreement”); (B) that certain Subordination Agreement, dated as of November 22, 2010, by and among SPF, SPF SBS, HM Advanced Coinvest, LP, JLT Beverages L.P., Advanced H2O LLC, Advanced Intermediate Holdings, LLC, Chase Capital Corporation and JPMorgan Chase Bank, N.A. (as amended from time to time, the “Subordination Agreement”); (C) that certain Agreement Among Mezzanine Lenders, dated as of December 19, 2007, by and among SPF, SPF SBS, HM Advanced Coinvest, LP and JLT Beverages L.P. (the “Advanced Lenders Agreement” and, together with the Advanced Subordinated Credit Agreement and the Subordination Agreement, the “Advanced Agreements”); and (D) that certain Registration Rights Agreement, dated as of January 27, 2010, by and among UniTek Global Services, Inc. (f/k/a Berliner Communications, Inc.), SPF and SPF SBS, among other stockholders (as amended from time to time, the “Registration Rights Agreement”);

WHEREAS, SPF SBS owns (A) 3,970,985 Class A Common Units of Advanced (the “SPF SBS Advanced Units”), representing all of SPF SBS’s membership interests in Advanced; (B) 4,300,825 Class A Common Units of MSG (the “SPF SBS MSG Units”), representing all of SPF SBS’s membership interests in MSG; and (C) 254,574 shares of the common stock of

UniTek (the “SPF SBS UniTek Shares”), representing all of SPF SBS’s equity interests in UniTek;

WHEREAS, SPF SBS also has rights under (A) the Advanced Subordinated Credit Agreement; (B) the Subordination Agreement; (C) the Advanced Lenders Agreement; and (D) the Registration Rights Agreement;

WHEREAS, (A) SPF Earthbound owned (1) 12,117,715.49 Class B Common Units of Earthbound Holdings I, LLC (“Earthbound I”) and (2) 71.652693% of the limited partner interests in HM Earthbound LP (“HM Earthbound”), and (B) SPF SBS owned (1) 765,617.85 Class B Common Units of Earthbound I  and (2) 4.527783% of the limited partner interest in HM Earthbound (such interests in Earthbound I and HM Earthbound referred to in the immediately preceding clauses (A) and (B), the “Former Earthbound Interests”);

WHEREAS, in a series of transactions that occurred immediately prior to the transactions set forth in this Agreement, SPF Earthbound and SPF SBS directly or indirectly distributed to its rollover partners the portion of the Former Earthbound Interests allocable to such rollover partners (the “Earthbound Rollover Distribution”);

WHEREAS, following the Earthbound Rollover Distribution, (A) SPF Earthbound owns 11,999,354.22 Class B Common Units of Earthbound I (the “SPF Earthbound Units”), representing all of SPF Earthbound’s remaining interest in Earthbound I, and (2) 70.952719% of the limited partner interests in HM Earthbound (the “SPF HM Earthbound Interests”), representing all of SPF Earthbound’s remaining interest in HM Earthbound, and (B) SPF SBS owns (1) 338,556.12 Class B Common Units of Earthbound I (the “SPF SBS Earthbound Units”), representing all of SPF SBS’s remaining interest in Earthbound I, and (2) 2.002185% of the limited partner interest in HM Earthbound (the “SPF SBS HM Earthbound Interests”), representing all of SPF SBS’s remaining interest in HM Earthbound;

WHEREAS, as part of the rollover transactions, Earthbound Interposed will receive certain shares of common stock of EB Rollover Inc., a Delaware corporation (“EB Rollover”) from the rollover partners (the “EB Rollover Shares”);

WHEREAS, through a series of transactions, EB SPF will acquire the SPF Earthbound Units, the SPF HM Earthbound Interests, the SPF SBS Earthbound Units and the SPF SBS HM Earthbound Interests, as well as certain additional interests in Earthbound I and HM Earthbound from coinvestors electing to liquidate their investments in Earthbound I and HM Earthbound (the “Earthbound Cash-Out Coinvestor Interests”);

WHEREAS, UniTek Coinvest owns 24 shares of the common stock of UniTek (the “SP LLC UniTek Shares”) that are attributable to SP LLC’s general partner interest in UniTek Coinvest;

WHEREAS, immediately following the transactions contemplated herein and certain additional transactions, SP LLC, as general partner of UniTek Coinvest, wishes to dissolve UniTek Coinvest;

WHEREAS, in connection therewith, UniTek Coinvest will contribute the SP LLC UniTek Shares to UniTek Interposed;

WHEREAS, MSG Coinvest owns 2,877 Class A Units of MSG (the “MSG Coinvest GP MSG Units”) that are attributable to MSG Coinvest GP’s general partner interest in MSG Coinvest;

WHEREAS, immediately following the transactions contemplated herein and certain additional transactions, MSG Coinvest GP, as general partner of MSG Coinvest, wishes to dissolve MSG Coinvest;

WHEREAS, in connection therewith, MSG Coinvest will contribute the MSG Coinvest GP MSG Units to MSG Interposed in exchange for limited partner interests in MSG Interposed, which limited partner interests in MSG Interposed will thereafter be distributed by MSG Coinvest to MSG Coinvest GP;

WHEREAS, through a series of transactions contemplated herein, including the contribution of direct or indirect interests in each of Advanced, MSG, UniTek, Earthbound I and HM Earthbound to the Interposed Entities, each of SPF, EB SPF and SPF SBS will acquire certain limited partner interests in the Interposed Entities;

WHEREAS, SPF, EB SPF and SPF SBS will enter into certain interest purchase agreements, dated as of the date hereof (as may be amended from time to time, the “Purchase Agreements”), pursuant to which each of SPF, EB SPF and SPF SBS will sell all of its interests (not attributable to the rollover partners, which will be transferred directly or indirectly to such rollover partners immediately following the transactions set forth herein but prior to the consummation of the transactions set forth in the Purchase Agreements) in (A) Advanced Interposed to Advanced SAV LP, (B) MSG Interposed to MSG SAV LP, (C) Earthbound Interposed to Earthbound SAV LP and (D) UniTek Interposed to UniTek SAV LP; and

WHEREAS, prior to the closing of the transactions contemplated, and as required, by the Purchase Agreements, (A) SPF will contribute (i) the SPF Advanced Units and its interests in the Advanced Agreements to Advanced Interposed, (ii) the SPF MSG Units to MSG Interposed and (iii) the SPF UniTek Shares and its interests in the Registration Rights Agreement to UniTek Interposed, (B) EB SPF will contribute the SPF Earthbound Units and the SPF HM Earthbound Interests to Earthbound Interposed and (C) SPF SBS will contribute (i) the SPF SBS Advanced Units and its interests in the Advanced Agreements to Advanced Interposed, (ii) the SPF SBS MSG Units to MSG Interposed, (iii) the SPF SBS Earthbound Units and the SPF SBS HM Earthbound Interests to Earthbound Interposed and (iv) the SPF SBS UniTek Shares and its interests in the Registration Rights Agreement to UniTek Interposed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Contributions.  Immediately upon the execution and delivery of this Agreement and without further action of the parties hereto, the parties hereto hereby make the following contributions and acceptances (collectively, the “Contributions”):

a. SPF to Advanced Interposed.  SPF agrees to contribute to Advanced Interposed, and hereby contributes, assigns and delivers to Advanced Interposed, the SPF Advanced Units and all of its interests in each of the Subordination Agreement and the Advanced Lenders Agreement, and Advanced Interposed agrees to accept, and hereby accepts, the SPF Advanced Units and such interests in each of the Subordination Agreement and the Advanced Lenders Agreement, and in exchange for the SPF Advanced Units, such interests in the Subordination Agreement and the Advanced Lenders Agreement and all of SPF’s interests in the Advanced Subordinated Credit Agreement, which the parties acknowledge and agree are being assigned by SPF to Advanced Interposed pursuant to that certain Assignment and Assumption, dated even date herewith, by and among SPF, SPF SBS and Advanced Interposed, Advanced Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in Advanced Interposed to SPF.

b. SPF SBS to Advanced Interposed.  SPF SBS agrees to contribute to Advanced Interposed, and hereby contributes, assigns and delivers to Advanced Interposed, the SPF SBS Advanced Units and all of its interests in each of the Subordination Agreement and the Advanced Lenders Agreement, and Advanced Interposed agrees to accept, and hereby accepts, the SPF SBS Advanced Units and such interests in each of the Subordination Agreement and the Advanced Lenders Agreement, and in exchange for the SPF SBS Advanced Units, such interests in the Subordination Agreement and the Advanced Lenders Agreement and all of SPF SBS’s interests in the Advanced Subordinated Credit Agreement, which the parties acknowledge and agree are being assigned by SPF SBS to Advanced Interposed pursuant to that certain Assignment and Assumption, dated even date herewith, by and among SPF, SPF SBS and Advanced Interposed, Advanced Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in Advanced Interposed to SPF SBS.

c. SPF to MSG Interposed.  SPF agrees to contribute to MSG Interposed, and hereby contributes, assigns and delivers to MSG Interposed, the SPF MSG Units, and MSG Interposed agrees to accept, and hereby accepts, the SPF MSG Units, and in exchange, MSG Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in MSG Interposed to SPF.

d. SPF SBS to MSG Interposed.  SPF SBS agrees to contribute to MSG Interposed, and hereby contributes, assigns and delivers to MSG Interposed, the SPF SBS MSG Units, and MSG Interposed agrees to accept, and hereby accepts, the SPF SBS MSG Units, and in exchange, MSG Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in MSG Interposed to SPF SBS.

e. SPF to UniTek Interposed.  SPF agrees to contribute to UniTek Interposed, and hereby contributes, assigns and delivers to UniTek Interposed, the SPF UniTek Shares and all of its interests in the Registration Rights Agreement, and UniTek Interposed

 agrees to accept, and hereby accepts, the SPF UniTek Shares and such interests in the Registration Rights Agreement, and in exchange, UniTek Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in UniTek Interposed to SPF.

f. SPF SBS to UniTek Interposed.  SPF SBS agrees to contribute to UniTek Interposed, and hereby contributes, assigns and delivers to UniTek Interposed, the SPF SBS UniTek Shares and all of its interests in the Registration Rights Agreement, and UniTek Interposed agrees to accept, and hereby accepts, the SPF SBS UniTek Shares and such interests in the Registration Rights Agreement, and in exchange, UniTek Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in UniTek Interposed to SPF SBS.

g. SPF Earthbound to EB SPF.  SPF Earthbound agrees to contribute to EB SPF, and hereby contributes, assigns and delivers to EB SPF, the SPF Earthbound Units and the SPF HM Earthbound Interests, and EB SPF agrees to accept, and hereby accepts, the SPF Earthbound Units and the SPF HM Earthbound Interests, and in exchange, EB SPF shall issue, and hereby issues, an allocable portion of membership interests in EB SPF to SPF Earthbound.

h. SPF SBS to EB SPF.  SPF SBS agrees to contribute to EB SPF, and hereby contributes, assigns and delivers to EB SPF, the SPF SBS Earthbound Units and the SPF SBS HM Earthbound Interests, and EB SPF agrees to accept, and hereby accepts, the SPF SBS Earthbound Units and the SPF SBS HM Earthbound Interests, and in exchange, EB SPF shall issue, and hereby issues, an allocable portion of membership interests in EB SPF to SPF SBS.

i. EB SPF to EB SAV.  EB SPF agrees to contribute to EB SAV, and hereby contributes, assigns and delivers to EB SAV, the SPF Earthbound Units, the SPF HM Earthbound Interests, the SPF SBS Earthbound Units, the SPF SBS HM Earthbound Interests and the Earthbound Cash-Out Coinvestor Interests, and EB SPF agrees to accept, and hereby accepts, the SPF HM Earthbound Interests, the SPF SBS Earthbound Units, the SPF SBS HM Earthbound Interests and the Earthbound Cash-Out Coinvestor Interests, and in exchange, EB SAV shall issue, and hereby issues, an allocable portion of the common stock of EB SAV (the “EB SAV Shares”) to EB SPF.

j. EB SPF to Earthbound Interposed.  EB SPF agrees to contribute to Earthbound Interposed, and hereby contributes, assigns and delivers to Earthbound Interposed, the EB SAV Shares, and Earthbound Interposed agrees to accept, and hereby accepts, the EB SAV Shares, and in exchange, Earthbound Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in Earthbound Interposed to EB SPF.

k. UniTek Coinvest to UniTek Interposed.  UniTek Coinvest agrees to contribute to UniTek Interposed, and hereby contributes, assigns and delivers to UniTek Interposed, the SP LLC UniTek Shares, and UniTek Interposed agrees to accept, and hereby accepts, the SP LLC UniTek Shares.

l. MSG Coinvest to MSG Interposed.  MSG Coinvest agrees to contribute to MSG Interposed, and hereby contributes, assigns and delivers to MSG Interposed, the MSG Coinvest GP MSG Units, and MSG Interposed agrees to accept, and hereby accepts, the MSG

Coinvest GP MSG Units, and in exchange, MSG Interposed shall issue, and hereby issues, an allocable portion of limited partner interests in MSG Interposed to MSG Coinvest.

m. Earthbound Interposed to EB SAV.  Immediately following Closing, Earthbound Interposed agrees to contribute to EB SAV, and hereby contributes, assigns and delivers to EB SAV, the EB Rollover Shares, and EB SAV agrees to accept, and hereby accepts, the EB Rollover Shares, and in exchange, EB SAV shall issue, and hereby issues, an allocable portion of common stock of EB SAV to Earthbound Interposed.

2. Effect of the Contributions. After giving effect to the Contributions and certain other transfers, immediately prior to the closing of the transactions contemplated by the Purchase Agreements, SPF, SPF SBS and EB SPF, as applicable, will own such amounts of limited partner interests in Advanced Interposed, MSG Interposed, UniTek Interposed and Earthbound Interposed set forth on Schedule A hereto.

3. Closing.

a. The closing of the Contributions (the “Closing”) shall take place immediately upon the execution and delivery of this Agreement, which shall occur immediately prior to the closing of the transactions contemplated under the Purchase Agreements.

b. At Closing, SPF shall deliver (i) to Advanced Interposed a unit transfer power evidencing the transfer of the SPF Advanced Units to Advanced Interposed; (ii) to MSG Interposed a unit transfer power evidencing the transfer of the SPF MSG Units to MSG Interposed; and (iii) to UniTek Interposed a stock transfer power evidencing the transfer of the SPF UniTek Shares to UniTek Interposed.

c. At Closing, SPF SBS shall deliver (i) to Advanced Interposed a unit transfer power evidencing the transfer of the SPF SBS Advanced Units to Advanced Interposed; (ii) to MSG Interposed a unit transfer power evidencing the transfer of the SPF SBS MSG Units to MSG Interposed; (iii) to UniTek Interposed a stock transfer power evidencing the transfer of the SPF SBS UniTek Shares to UniTek Interposed; and (iv) to EB SPF a unit transfer power evidencing the transfer of the SPF SBS Earthbound Units to EB SPF.

d. At Closing, SPF Earthbound shall deliver to EB SPF a unit transfer power evidencing the transfer of the SPF Earthbound Units to EB SPF.

e. At Closing, EB SPF shall deliver (i) to EB SAV a unit transfer power evidencing the transfer of the SPF Earthbound Units, the SPF SBS Earthbound Units and the Earthbound I portion of the Earthbound Cash-Out Coinvestor Interests to EB SAV and (ii) to Earthbound Interposed a stock transfer power evidencing the transfer of the EB SAV Shares to Earthbound Interposed.

f. At Closing, UniTek Coinvest shall deliver to UniTek Interposed a unit transfer power evidencing the transfer of the SP LLC UniTek Shares to UniTek Interposed.

g. At Closing, MSG Coinvest shall deliver to MSG Interposed a unit transfer power evidencing the transfer of the MSG Coinvest GP MSG Units to MSG Interposed.

h. At Closing, Earthbound Interposed shall deliver to EB SAV a stock transfer power evidencing the transfer of the EB Rollover Shares to EB SAV.

4. Assignment of Advisory and Monitoring Agreements.  At Closing, SPF shall cause HM Capital Partners I LP to assign to Kainos Capital, LLC its rights under, and Kainos Capital, LLC will assume its obligations under, that certain (a) Financial Advisory Agreement, effective as of November 12, 2007, by and among HM Advanced Holdings, LLC, H2O Holdings Corporation, Advanced Intermediate Holdings, LLC and HM Capital Partners I LP, (b) Monitoring and Oversight Agreement, dated as of November 12, 2007, by and among HM Advanced Holdings, LLC, H2O Holdings Corporation, Advanced Intermediate Holdings, LLC and HM Capital Partners I LP, (c) Financial Advisory Agreement, effective as of November 2, 2011, by and among MSG Holding, LLC, MSG Intermediate Corporation, Milk Holding Corporation, Milk Acquisition Corporation and HM Capital Partners I LP, (d) Monitoring and Oversight Agreement, effective as of November 2, 2011, by and among MSG Holding, LLC, MSG Intermediate Corporation, Milk Holding Corporation, Milk Acquisition Corporation and HM Capital Partners I LP, (e) Financial Advisory Agreement, effective as of July 20, 2009, by and among Earthbound Holdings III, LLC, HM Earthbound LP and HM Capital Partners I LP, and (f) Monitoring and Oversight Agreement, dated as of July 20, 2009, by and among Earthbound Holdings III, LLC and HM Capital Partners I LP.

5. Miscellaneous.

a. Amendments and Waivers.  Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the parties hereto.

b. Further Assurances.  From time to time, as and when requested by any party hereto, any other party hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

c. Governing Law.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

d. Assignment.  This Agreement shall be binding upon the parties hereto and each of their respective successors and permitted assigns.  This Agreement shall not be assignable by any party without the prior written consent of each of the other parties hereto.

e. Counterparts.  This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

f. Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

g. Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

h. Waiver of Compliance.  Any failure of any party to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by each of the other parties hereto, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SECTOR PERFORMANCE LLC

SECTOR PERFORMANCE FUND, LP

By:	Sector Performance GP, LP, its general partner

	By:	Sector Performance LLC, its general partner

SPF EARTHBOUND LP

By:	Sector Performance GP, LP, its general partner

By:	Sector Performance LLC, its general partner

SPF SBS LP

By:	Sector Performance LLC, its general partner

HM UNITEK COINVEST LP

By:	Sector Performance LLC, its general partner

ADVANCED INTERPOSED LP
By:	HMK GP LP, its general partner

By:	HMK GP LLC, its general partner

MSG INTERPOSED LP
By:	HMK GP LP, its general partner

By:	HMK GP LLC, its general partner

[Signature Page to Contribution Agreement]

EARTHBOUND INTERPOSED LP
By:	HMK GP LP, its general partner

By:	HMK GP LLC, its general partner

UNITEK INTERPOSED LP

By:	HMK GP LP, its general partner

By:	HMK GP LLC, its general partner

EB SPF LLC

EB SAV INC.
MSG COINVEST LP

By:	MSG Coinvest GP LLC, its general partner

MSG COINVEST GP LLC

By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President, Chief Financial Officer and Secretary

[Signature Page to Contribution Agreement]

SCHEDULE A

[INTENTIONALLY OMITTED]

[Schedule A to Contribution Agreement]